MONEY MANAGER AGREEMENT


                                        Effective Date:      July 1, 1998

                                        Termination Date: One year after
                                                          Effective Date


                                        Portfolio and Account:
                                        Approximately 90% of the
                                        SMALL TO MID CAP PORTFOLIO


Symphony Asset Management LLC
555 California Street, Suite 2975
San Francisco, CA  94104


        Re:     Accessor Funds, Inc. Money Manager Agreement

Ladies and Gentlemen:

        Accessor Funds, Inc., a Maryland corporation (the " Fund"), is an open-end management investment company of the series type registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the rules and regulations promulgated thereunder. The Fund issues shares in separate diversified portfolios, each with a different investment objective and policies.

        Bennington Capital Management L. P., a Washington limited partnership (the "Manager") acts as the manager and administrator of the Fund pursuant to the terms of a Management Agreement, and is an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, to the Fund. The Manager is responsible for the day-to-day management and administration of the Fund and for the coordination of investments of each portfolio's assets; however, specific portfolio purchases and sales for each portfolio's investment portfolio, or a portion thereof, are to be made by the portfolio management organizations recommended and selected by the Manager, subject to the approval of the Board of Directors of the Fund (the "Board").


        1. Appointment as a Money Manager. The Manager and the Fund hereby appoint and employ Symphony Asset Management LLC, a California limited liability company (the "Money Manager"), as a discretionary money manager to the Fund's Small to Mid Cap Portfolio (all of the assets of the Small to Mid Cap Portfolio, including those assets not managed by the Money Manager, hereinafter referred to as the "Portfolio"), on the terms and conditions set forth herein, for that portion of the assets of the Portfolio which the Manager determines from time to time to assign to the Money Manager (those assets being referred to as the "Account").


        2. Acceptance of Appointment; Standard of Performance. The Money Manager accepts the appointment as a discretionary money manager and agrees to use its best professional judgment to make and implement investment decisions for the Fund with respect to the investments of the Account in accordance with the provisions of this Agreement.

        3. Portfolio Management Services of the Money Manager. The Money Manager is hereby employed and authorized to select portfolio securities for investment by the Portfolio, to determine to purchase and sell securities for the Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and Exhibit A attached hereto and incorporated by this reference herein (as it may be amended in writing by the parties from time to time). In providing portfolio management services to the Account, the Money Manager shall be subject to such investment restrictions as are set forth in the 1940 Act and rules thereunder, the supervision and control of the Board, such specific instructions as the Board may adopt and communicate to the Money Manager, the investment objectives, policies and restrictions of the Portfolio furnished pursuant to paragraph 4, and instructions from the Manager; and the Money Manager shall maintain on behalf of the Fund the records listed in Exhibit B attached hereto and incorporated by this reference herein (as it may be amended in writing by the parties from time to time). At the Fund's or the Manager's reasonable request (as communicated by the Board or the officers of such entities), the Money Manager will consult with the officers of the Fund or the Manager, as the case may be, with respect to any decision made by it with respect to the investments of the Account.

        4. Investment Objectives, Policies and Restrictions. The Fund shall provide the Money Manager with a statement of the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto as established by the Fund, including those set forth in its Prospectus as amended from time to time. The Fund retains the right, on reasonable prior written notice to the Money Manager from the Fund or the Manager, to modify any such objectives, policies or restrictions in any manner at any time. The Money Manager shall have no duty to investigate any instructions received from the Fund, the Manager, or both, and, absent manifest error, such instructions shall be presumed reasonable.


        5. Transaction Procedures. All transactions will be consummated by payment to or delivery by the Fund's custodian (the "Custodian"), or such depositary or agents as may be designated by the Custodian, as custodian for the Fund, of all cash and/or securities due to or from the Account, and the Money Manager shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Money Manager shall advise the Custodian in writing or by electronic transmission or facsimile of all investment orders for the Portfolio placed by it with broker/dealers at the time and in the manner and as set forth in Exhibit A hereto. The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Money Manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees and, upon the Money Manager giving proper instructions to the Custodian, the Money Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.


        6. Allocation of Brokerage. The Money Manager shall have authority and discretion to select broker/dealers to execute portfolio transactions initiated by the Money Manager, and for the selection of the markets on/in which the transaction will be executed.

                A. In doing so, the Money Manager's primary objective shall be to select a broker/dealer that can be expected to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Money Manager to solicit competitive bids for each transaction; and the Money Manager shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker/dealer to the Money Manager viewed in terms of either that particular transaction or of the Money Manager's overall responsibilities with respect to its clients, including the Fund, as to which the Money Manager exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker/dealer may be willing to charge the Fund a lower commission on the particular transaction.

                B. The Fund shall retain the right to request that transactions involving the Account that give rise to brokerage commissions in an annual amount of up to 50% of the Money Manager's executed brokerage commissions, shall be executed by broker/dealers which provide brokerage or research services to the Fund or its Manager, or as to which an ongoing relationship will be of value to the Fund with respect to the Portfolio, which services and relationship may, but need not, be of direct benefit to the Portfolio so long as (i) the Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and (ii) the Fund determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund, or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Portfolio may not be the direct or exclusive beneficiary of any such service or that another broker/dealer may be willing to charge the Fund a lower commission on the particular transaction. The Money Manager may reject any request for directed brokerage that does not appear to it to be reasonable.


                C. The Fund agrees that it will provide the Money Manager with a list of broker/dealers which are "affiliated persons" of the Fund and its other money managers. Upon receipt of such list, the Money Manager agrees that it will not execute any portfolio transactions with a broker/dealer which is an "affiliated person" (as defined in the 1940
        Act) of the Fund or of any money manager for the Fund unless it is in accordance with the procedures of the Fund.


                D. As used in this paragraph 6, "brokerage and research services" shall be those services described in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

        7. Proxies. Unless the Manager gives written instructions to the contrary, the Money Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested. The Money Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Portfolio's shareholders.

        8. Reports to the Money Manager. The Fund and the Manager shall furnish or otherwise make available to the Money Manager such information relating to the business affairs of the Fund, including periodic reports concerning the Portfolio, as the Money Manager at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

        9.      Fees for Services.

                A. The compensation of the Money Manager for its services under this Agreement shall be calculated and paid by the Fund in accordance with Exhibit C attached hereto and incorporated by this reference herein. The Money Manager acknowledges that any such fee is payable solely out of assets of the Portfolio Account.

                B. The Money Manager acknowledges that the index against which the Money Manager's performance is based (the "benchmark index") may be changed by the Board, including a majority of the directors who are not parties to this Agreement (as defined in the 1940 Act) or interested persons of any such party, upon at least one quarter's prior notice. The Money Manager acknowledges that a change in the benchmark index may alter the subsequent return of the index measure, but performance prior to the change in the benchmark index will continue to be based on the former benchmark index.

        10. Other Investment Activities of the Money Manager. The Fund acknowledges that the Money Manager, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities (the "Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Money Manager and its affiliates may give advice, exercise investment responsibility and take other action with respect to the Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Account, provided that the Money Manager acts in good faith, and provided further that it is the Money Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Account may have an interest from time to time, whether in transactions which may involve the Account or otherwise. The Money Manager shall have no obligation to acquire for the Account a position in any investment which any Affiliated Account may acquire, and the Portfolio shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Account or otherwise.

        11. Certificate of Authority. Each of the Fund, the Manager and the Money Manager shall furnish to the others from time to time certified copies of the resolutions of its Board of Directors, Board of Trustees, Managing Partner or executive committee, as the case may be, evidencing the authority of its officers and employees who are authorized to act on behalf of it.

        12. Limitation of Liability. The Money Manager shall not be liable for, and shall be indemnified by the Fund for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund or the Manager; provided, however, that such acts or omissions shall not have resulted from the Money Manager's willful misfeasance, bad faith or gross negligence, violation of applicable law, or reckless disregard of its duty or of its obligations hereunder. The rights and obligations that are provided for in this Paragraph 12 shall survive the cancellation, expiration or termination of this Agreement.

        13. Confidentiality. Subject to the right of each money manager and the Fund to comply with applicable law, including any demand or request of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Portfolio and the actions of each money manager, the Manager and the Fund in respect thereof, other than any such information which is or hereafter becomes ascertainable from public or published information or trade sources. The rights and obligations that are provided for in this Paragraph 13 shall survive the cancellation, expiration or termination of this Agreement.

        14. Use of the Money Manager's Name. The Fund and the Manager agree to furnish the Money Manager at its principal office prior to use thereof copies of all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public that refer in any way to the Money Manager, and not to use such material if the Money Manager reasonably objects in writing within three business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund and the Manager will continue to furnish to the Money Manager copies of any of the above-mentioned materials that refer in any way to the Money Manager, and will not use such material if the Money Manager reasonably objects in writing within three business days (or such other time as may be mutually agreed) after receipt thereof.

        15. Assignment. No assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, of this Agreement shall be made by the Money Manager, and this Agreement shall terminate automatically in the event that it is assigned. The Money Manager shall notify the Manager and the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, to enable the Manager and the Fund to consider whether an assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, will occur, and to take the steps necessary to enter into a new money manager agreement with the Money Manager.

        16.  Representations,   Warranties  and  Agreements  of  the  Investment
Company. The Fund represents, warrants and agrees that:

                A. The Money Manager has been duly appointed by the Board to provide investment services to the Account as contemplated hereby.

                B. The Fund will deliver to the Money Manager a true and complete copy of its current prospectus as effective from time to time, such other documents or instruments governing the investments of Portfolio, and such other information as is necessary for the Money Manager to carry out its obligations under this Agreement.

                C. The organization of the Fund and the conduct of the business of the Portfolio as contemplated by this Agreement, materially complies, and shall at all times materially comply, with the requirements imposed upon the Fund by applicable law.

        17. Representations, Warranties and Agreements of Manager. Manager represents, warrants and agrees that:

                A. The Manager acts as an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, pursuant to a Management Agreement with the Fund.

                B. The appointment of the Money Manager by the Manager to provide the investment services as contemplated hereby has been approved by the Board.

                C. The Manager is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

        18. Representations, Warranties and Agreements of Money Manager. The Money Manager represents, warrants and agrees that:

                A. The Money Manager is registered as an "investment adviser" under the Advisers Act; or it is a "bank" as defined in Section 202(a)(2) of the Advisers Act or an "insurance company" as defined in
        Section 202(a)(12) of the Advisers Act and is exempt from registration thereunder.

                B. The Money Manager will maintain, keep current and preserve on behalf of the Fund, the records identified in Exhibit B, in the manner required by such Exhibit. The Money Manager agrees that such records (other than those required by No. 4 of Exhibit B) are the property of the Fund and will be surrendered to the Fund promptly upon request.

                C. The Money Manager will adopt or has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide to the Fund a copy of the code of ethics and evidence of its adoption, and will make such reports to the Fund as required by Rule 17j-1 under the 1940 Act. The Money Manager has policies and procedures sufficient to enable the Money Manager to detect and prevent the misuse of material, nonpublic information by the Money Manager or any person associated with the Money Manager, in compliance with the Insider Trading and Securities Fraud Enforcement Act of 1988.

                D. The Money Manager will notify the Fund of any changes in the membership of its partnership or in the case of a corporation in the ownership of more than five percent of its voting securities, within a reasonable time after such change.

        19. Amendment. This Agreement may be amended at any time, but only by written agreement among the Money Manager, the Manager and the Fund, which amendment, other than amendments to Exhibits A and B, must be approved by the Board in the manner required by the 1940 Act.

        20. Effective Date; Term. This Agreement shall become effective for the Portfolio on the effective date set forth on page 1 of this Agreement, and shall continue in effect until the termination date set forth on page 1 of this Agreement. Thereafter, the Agreement shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually (a) by a vote of a majority of the Board or (b) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio for which the Money Manager acts as money manager, and in either case by a majority of the directors who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as directors of the Fund) cast in person at a meeting called for purposes of voting on the Agreement.

        21. Termination. This Agreement may be terminated, without the payment of any penalty, by the Board, the Manager, the Money Manager or by the vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio for which the Money Manager acts as money manager, upon 60 days' prior written notice to the other parties hereto. Any such termination shall not affect the status, obligations or liabilities of any party hereto to any of the other parties that accrued prior to such termination.

        22. Applicable Law. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Washington.

ACCESSOR FUNDS, INC.



BY:_________________________________________
     J. Anthony Whatley, III
     President and Principal Executive Officer

DATE:


BENNINGTON CAPITAL
MANAGEMENT L.P.
By Bennington Management Associates, Inc.
Its Managing General Partner


BY:
     J. Anthony Whatley, III
     President

DATE:



Accepted and agreed to:



SYMPHONY ASSET MANAGEMENT  LLC



By:_____________________________________
     Name:
     Title:

DATE:

EXHIBITS:           A.  Operational Procedures (including Schedules 1 and 2).
                    B.  Recordkeeping Requirements.
                    C.  Fee Schedule.

                                    EXHIBIT A
                             OPERATIONAL PROCEDURES


        The Money Manager (the "MM") shall abide by certain rules and procedures in order to minimize operational problems. The MM will be required to have various records and files (as required by regulatory agencies) at its offices. The MM will have to maintain a certain flow of information to Fifth Third Bank ("Fifth Third") the Fund's accounting agent and the custodian bank.

        The MM will be required to furnish Fifth Third with daily information as to executed trades. Fifth Third should receive this data no later than the morning following the day of the trade. The necessary information should be transmitted via facsimile machine or electronic transmission to Fifth Third. Upon receipt of brokers' confirmations, the MM or Fifth Third will be required to notify the other party if any differences exist. The reporting of trades by the MM to Fifth Third must include the following:


        o       Name of the Portfolio of the Fund as to which trade relates
        o       Whether Purchase or Sale
        o       Security name
        o       Number of shares or principal amount
        o       Price per share or bond
        o       Commission rate per share or bond, or if a net trade
        o       Executing broker
        o       Trade date
        o       Settlement date
        o       If security is not eligible for DTC (Purchase only)




        When opening accounts with brokers for the Fund, the account should be a cash account. No margin accounts are to be maintained. The broker should be advised to use Fifth Third's ID system number to facilitate the receipt of information by Fifth Third . If this procedure is followed, DK problems will be held down to a minimum and additional costs of security trades will not become an important factor in doing business. Delivery and receipt instructions are attached as Schedule 1.

        The MM will also be required to submit to Fifth Third a daily trade authorization form signed by two authorized individuals prior to settlement date. A list of authorized persons with specimen signatures must be sent to Fifth Third (see Schedule 2). The authorization will contain information on which Fifth Third and Fifth Third can rely to either accept delivery or deliver out of the account securities as per each trade by the MM. A preprinted form will be supplied to the MM by the Fund, or the MM may use an equivalent form acceptable to Fifth Third and the Fund.

                             SCHEDULE 1 TO EXHIBIT A



                                FIFTH THIRD BANK
                            DELIVERY INSTRUCTIONS FOR
                       ACCESSOR SMALL TO MID CAP PORTFOLIO


I.    DTC ELIGIBLE SECURITIES:
      Participant Number     2116
      Agent Bank Number      10016
      Institution Number     11153*         *Note:  If you have your own
      Customer Acct Number   010033141322    Institution number, substitute that
                                             number for Fifth Third's.

II.   FEDERAL RESERVE WIRE TRANSFERS:
      ABA #042000314
      FIFTH THIRD BANK
      A/C #71575856
      FOR FURTHER CREDIT TO:  #010033141322
      ATTN:  JENNIFER MOSER

III.  FEDERAL RESERVE ELIGIBLE SECURITIES:      REPURCHASE AGREEMENTS:
      THROUGH FED CINCINNATI                    THROUGH FED CINCINNATI
      ABA #042000314/Fifth Cin/1050             ABA#04000314/Fif Cin/1040
      FFC:  Accessor Small/Midcap Port          FFC: Accessor Small/Midcap Port
            A/C #010033141322                        A/C#010033141322

IV.   PTC ELIGIBLE SECURITIES, i.e., GNMAs:
      A/C FIFTH
      F/A/O Accessor Midcap Portfolio
      A/C #010033141322

V.    PHYSICAL/INELIGIBLE:

      PHYSICAL NEW YORK
      Bank of New York
      One Wall Street - Securities Department
      3rd Floor - "Window A"
      New York, NY  10286
      FFC:  Fifth Third Bank - A/C#135500

      EUROCLEAR
      (Payment due 1 day prior to settlement date)
      Euroclear #97816
      A/C Bank of New York
      Ref:  Fifth Third Bank
      A/C #135500

                             SCHEDULE 2 TO EXHIBIT A

                     Example of Authorized Signature Letter
                        (To Be Typed on Your Letterhead)


[DATE]




Fifth Third, Inc.
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, OH  45263



Attention:  Accessor Funds, Inc. - Small to Mid Cap Portfolio

Re:     Persons Authorized to Execute Trades For  Small to Mid Cap Portfolio



The  following   individuals   are   authorized  to  execute  and  report  trade
instructions on behalf of the Portfolio. Should there be any changes to the list of authorized persons , we will notify you immediately of those changes.


                NAME                              SIGNATURE








Sincerely yours,




[Money Manager]

                                    EXHIBIT B
                    RECORDS TO BE MAINTAINED BY MONEY MANAGER


*1. A record of each brokerage order, and all other portfolio purchases and sales, given by the Money Manager or on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

          A.   The name of the broker,

          B. The terms and conditions of the order, and of any modification or cancellation thereof,

          C.   The time of entry or cancellation,

          D.   The price at which executed,

          E.   The time of receipt of report of execution, and

          F. The name of the person who placed the order on behalf of the Fund (Rule 31a-1(b)(5) and (6) of the 1940 Act).

*2. A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers was made, and the division of brokerage commissions or other compensation on such purchase and sale orders. The record:

        A.      Shall include the consideration given to:

               (i)   the sale of shares of the Fund

               (ii) the supplying of services or benefits by brokers or dealers to:

                     (a)  The  Fund,

                     (b)  The Manager (Bennington Capital Management),

                     (c)  Yourself (i.e., the Money Manager), and

                     (d)  Any person other than the foregoing

               (iii) Any  other   considerations   other   than  the   technical
                     qualifications of the brokers and dealers as such.

          B.   Shall show the nature of the services or benefits made available.

          C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

          D. The identities of the persons responsible for making the determination of such allocation and such division of brokerage commissions or other compensation (Rule 31a-1(b)(9) of the 1940
               Act).

*3. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities (Rule 31a-1(b)(10) of the 1940 Act) and such other information as is appropriate to support the authorization.**

*4. Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
        Section 204 of the Advisers Act , to the extent such records are necessary or appropriate to record the Money Manager's transactions with the Fund. (Rule 31a-1(f) of the 1940 Act).

5. All accounts, books, records or other documents that are required to be maintained pursuant to the 1940 Act, the Advisers Act, or any rule or regulation thereunder, need only be retained by the Money Manager as required under such laws, rule or regulations. Any other account, book, record or other document that is required to be maintained by the Money Manager pursuant to this Exhibit B need only be maintained for five years after the date of its creation.


*    Maintained  as property of the Fund  pursuant to Rule  31a-3(a) of the 1940
     Act.

** Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold), and any internal reports or portfolio manager reviews.

                                    EXHIBIT C
                                MONEY MANAGER FEE



         The following compensation of the Money Manager for its services under the Agreement shall be calculated and paid by the Fund (except that no such fees shall be paid to the Manager as to any portion of the Portfolio for which it acts as money manager). For purposes of calculating the Money Manager's fees, commencement of investment operations for the Account shall be considered to be September 15, 1995.


         Fees will be calculated and paid after the end of each calendar quarter at one-fourth of an annual percentage rate as described in the following paragraph and in the table below applied to the average daily net assets of the Account. The net assets of the Account are determined by including receivables and deducting payables. Expenses beyond the control of the Money Manager including, but not limited to, fees payable to the Fund's Custodian, Accounting Agent and Transfer Agent, fees of accountants, legal fees and expenses allocable to the Portfolio are not included as payables of the Account, but expenses within the control of the Money Manager including, but not limited to, brokerage commissions are included in determining the net assets of the Account.

        For the first five complete calendar quarters of management of the Account by the Money Manager, the Fund will pay the Money Manager on a monthly basis at the following annual fee rates, applied to the average daily net assets of the Portfolio.

  BASIC FEE               PORTFOLIO MANAGEMENT FEE                TOTAL
   0.10%                           0.10%                          0.20%

         Commencing with the sixth calendar quarter of management by the Money Manager for the Account, the Fund will pay the Money Manager based on the schedule below as applied to the average daily net assets of the Portfolio.


                        AVERAGE ANNUALIZED
                 PERFORMANCE DIFFERENTIAL VS. THE       ANNUALIZED
                          BENCHMARK INDEX            PERFORMANCE FEE
                          ---------------            ---------------
                Greater Than or Equal to
                    3.00%                                  0.42%
                Greater Than or Equal to
                    2.00% and Less Than 3.00%              0.35%
                Greater Than or Equal to
                    1.00% and Less Than 2.00%              0.30%
                Greater Than or Equal to
                    0.50% and Less Than 1.00%              0.25%
                Greater Than or Equal to
                    0.00% and Less Than 0.50%              0.20%
                Greater Than or Equal to
                    -0.50% and Less Than 0.00%             0.15%
                Greater Than or Equal to
                    -1.00% and Less Than -0.50%            0.10%
                Greater Than or Equal to
                    -1.50% and Less Than -1.00%            0.05%
                Less Than -1.50%                           0.00%

        The Account's performance differential versus the benchmark index is recalculated at the end of each calendar quarter based on the Account's performance during all calendar quarters since commencement of management by the Money Manager for the Account through the next preceding calendar quarter, so that the performance fee, although measured on an average annual rate of return basis, covers all prior quarters except that of the immediately preceding quarter. Commencing with the 14th calendar quarter of management by the Money Manager for the Account, the Account's average annual performance differential will be recalculated based on the Account's performance during the preceding 12 calendar quarters (other than the immediately preceding quarter) on a rolling basis.

        The Manager agrees to make every effort to minimize cash inflows and outflows to the Account, and to attempt to limit them to once a month. For purposes of calculating the performance of the benchmark index, the Fund, the Manager and the Money Manager agree to accept the calculation provided by the publisher of the index or another mutually acceptable source. For purposes of calculating the performance differential versus the benchmark index, the investment performance of the Account for any period, expressed as a percentage of its net asset value per share at the beginning of such period, is equal to the sum of: (i) the change in the net asset value per share of the Account during such period; (ii) the value of the Account's cash distributions per share accumulated to the end of such period; and (iii) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period. For this purpose, the value of distributions per share of realized capital gains, or dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains, shall be treated as reinvested in shares of the Account at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. The investment record of the benchmark index for any period shall mean the sum of: (i) the change in the level of the index during such period; and (ii) the value, computed consistently with the index, of cash distributions made by companies whose securities comprise the index accumulated to the end of such period; expressed as a percentage of the index level at the beginning of such period. For this purpose cash distributions on the securities which comprise the index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.